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                                                                     EXHIBIT 8.1

                           [WHITE & CASE LETTERHEAD]




                                  May 28, 2002


The Williams Companies, Inc.
One Williams Center
Tulsa, OK 74172



Dear Sirs:


         Reference is made to The Williams Companies, Inc. Amendment No. 1 to Form S-4 Registration Statement, dated May 28, 2002 (the "Registration Statement"). We have functioned as special tax counsel to The Williams Companies, Inc. with respect to the transactions described in the Registration Statement.


         We are pleased to advise you that, in our opinion, the statements under the caption "United States Federal Income Tax Consequences" in the Registration Statement, to the extent that they constitute a description of the tax laws and regulations of the United States, of any of its agencies, authorities or other government or quasi-governmental bodies, or documents or proceedings or conclusions of United States law, are correct in all material respects and constitute our opinion regarding such matters.

                                        Very truly yours,

                                        WHITE & CASE LLP